                                                                     EXHIBIT 4.2


                                    WARRANT

                         TO PURCHASE 420,000 SHARES OF
                                COMMON STOCK OF

                      ELECTRONIC TRANSMISSION CORPORATION


        THIS CERTIFIES THAT for good and valuable consideration, Ken Andrew or his registered assigns ("Holder"), is entitled to subscribe for and purchase from Electronic Transmission Corporation, a Delaware Corporation (the "Company"), at any time after February 28, 1997, up to and including February 28, 2004, four twenty hundred thousand (420,000) fully paid and non assessable shares of the Common Stock of the Company at the price of $1.25 per share (the "Warrant Exercise Price"), subject to adjustment as set forth in Section 9 hereof. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means Mr. Andrew, any party who acquires all or a part of this Warrant as a registered transferee of Mr. Andrew, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; the term "Common Stock" means and includes the Company's presently authorized common stock, $.001 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

        This Warrant is subject to the following provisions, terms and conditions:

        1.      Exercise; Transferability.  Subject to the provisions of
Section 3 of this Warrant, the rights represented by this warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock or in amounts of fewer than 1,000 shares of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a certified or bank cashier's check in payment of the Warrant Exercise Price for such shares.

        2. Exchange and Replacement. Subject to Sections 1 and 6 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.





WARRANT - Page 1

        3.      Issuance of the Warrant Shares

                a. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15 days) after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

                b. Notwithstanding the foregoing, however, the Company shall not be required to delivery any certificate for Warrant Shares upon exercise of this Warrant except in accordance with (i) an opinion of counsel reasonably acceptable to it to the effects that an exemption from the applicable securities registration requirements is available or (ii) registration under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. If the Company has not received an opinion of counsel reasonably acceptable to it to the effect than an exemption is available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations of the Warrant Shares becomes effective or an opinion with respect to such exemptions is available, and the Warrant shall then remain exercisable for a period of at least 45 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

        4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

        5. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

        6.      Notice of Transfer of Warrant or Resale of the Warrant Shares.

                a. Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion,




WARRANT - Page 2
whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933 as amended (the "1933 Act") and applicable state securities laws; and provided further that the Holder and a prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

                b. If in the opinion of either of the counsel referred to in this Section 6, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 6 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

         7. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of Securities Dealers, Inc.'s Automated Quotations System (NASDAQ), or if not listed on a national securities exchange or quoted in NASDAQ, the average of the last reported closing bid and asked prices as reported on The OTC Electronic Bulletin Board.


         8. Redemption By the Company. The Company may redeem 140,000 Warrants at a redemption price of $.01 per Warrant at any time after the closing bid price of the Common Stock exceeds $6.00. The Company may redeem an additional 140,000 Warrants at any time after the closing bid price of the Company's Common Stock equals or exceeds $8.00 per share. The Company may redeem the remainder of the outstanding Warrants at any time after the closing bid price of the Company's Common Stock equals or exceeds $10.00 per share. The Warrants may be redeemed upon 30 days written notice to the holder, upon satisfaction of the share price as set forth above, assuming that the Common Stock trades at the above established threshold prices for 15 consecutive trading days ending three days prior to the date of notice of redemption.

        9. Anti-Dilution Provisions. This Warrant is subject to the following further provisions:

                a. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then in such case, the number of shares of Common Stock issuable upon conversion of the shares underlying this Warrant shall be proportionately increased; and conversely,




WARRANT - Page 3
in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares of Common Stock into a smaller number of shares of Common Stock then, in such case, the number of Shares of Common Stock issuable upon conversion of the shares underlying this Warrant shall be proportionately decreased.

                b. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares with a different par value, or shall thereafter reclassify any such shares in a like manner, or the Company or a successor corporation shall consolidate, or merge with or convey all or substantially all of its, or all or substantially all of any successor corporation's, property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the Holder shall thereafter have the right to purchase, pursuant to and on the terms and conditions and during the time specified in this Warrant, in lieu of the shares of Common Stock issuable upon conversion of the shares underlying this Warrant and that are purchasable upon the exercise of this Warrant, such shares of Common Stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock issuable upon conversion of the shares theretofore underlying this number of shares of Common Stock issuable upon conversion of the shares theretofore underlying this Warrant, upon the exercise of this Warrant, had such recapitalization, consolidation, merger or conveyance not taken place; and, in any such event, the rights of the Holder to an adjustment in the number of shares of Common Stock underlying the shares underlying this Warrant and that are purchasable upon the exercise of this Warrant as herein provided, shall continue and be preserved in respect to any shares, securities or assets which the Holder of this Warrant becomes entitled to purchase.

                c. Upon the occurrence of each event requiring an adjustment of the number of shares of Common Stock issuable upon conversion of the shares underlying this Warrant that are purchasable pursuant to this Warrant in accordance with, and as required by, the terms of Subsection (a) of this Section 9, the Company shall use its best efforts to forthwith cause either a firm of independent certified public accountants (who may be the regular accountants for the Company) or the Chief Financial Officer of the Company to compute the adjusted number of shares of Common Stock issuable upon conversion of the shares issuable upon exercise of this Warrant by reason of such event in accordance with the provision of Subsection (a). The Company shall forthwith mail to the Holder of this Warrant a copy of this Warrant a copy of such computation, which shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within 14 days after the mailing thereof by the Company.

                d. It is agreed and understood that no adjustments shall be made hereunder solely as a result of the issuance by the Company of: (i) Common Stock issued in any private or public offering of Common Stock or other security convertible into Common Stock, or (ii) Common Stock issued upon the exercise of warrants whether or not currently, issued and outstanding.



WARRANT - Page 4

        IN WITNESS WHEREOF, Electronic Transmission Corporation has caused this Warrant to be signed by its duly authorized officer and this Warrant this 6th day of March, 1997.



                                 ELECTRONIC TRANSMISSION CORPORATION

                                 By:  /s/ L. CADE HARVARD
                                    ----------------------------------------
                                    L. Cade Harvard, Chief Executive Officer







WARRANT - Page 5

                     ELECTRONIC TRANSMISSION CORPORATION


                               WARRANT EXERCISE


                 (To be signed only upon exercise of Warrant)



        The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ shares of the Common Stock of Electronic Transmission Corporation to which such Warrant relates and herewith makes payment of $_____________ therefor in cash or by certified or cashier's check and requests that the certificates for such shares be issued in the name of, and be delivered to ________________, whose address is set forth below the signature of the undersigned. If said number of shares shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                        Name of Warrant Holder:



                                        ---------------------------------------
                                        (Please print)



                                        Address of Warrant Holder:



                                        ---------------------------------------

                                        ---------------------------------------




                                        Tax Identification No. or
                                        Social Security No. of Warrant Holder



                                        ---------------------------------------


                                        Signature
                                                 ------------------------------
                                        Note: The above signature should
                                        correspond exactly with the name of the
                                        Warrant Holder as it appears on the
                                        first page of the Warrant or on a duly
                                        executed Warrant Assignment.

                                        Dated:
                                              ---------------------------------




Warrant Exercise - Page 1

                     ELECTRONIC TRANSMISSION CORPORATION



                 (To be signed only upon exercise of Warrant)



        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________, the assignee, whose address is __________
______________________________________________ and whose tax identification or social security number is ____________________ the right represented by the foregoing Warrant to purchase ________________ shares of the Common Stock of Electronic Transmission Corporation to which the foregoing Warrant relates and appoints _____________________________________ attorney to transfer said right on the books of Electronic Transmission Corporation with full power of substitution in the premises. If said number of shares shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.


                                        Name of Warrant Holder/Assignor:



                                        ---------------------------------------
                                        (Please print)



                                        Address of Warrant Holder/Assignor:



                                        ---------------------------------------

                                        ---------------------------------------




                                        Tax Identification No. or
                                        Social Security No. of Warrant Holder/
                                        Assignor:



                                        ---------------------------------------


                                        Signature
                                                 ------------------------------
                                        Note: The above signature should
                                        correspond exactly with the name on the
                                        first page of the Warrant or with the
                                        name of the assignee appearing on a duly executed assignment form.

                                        Dated:
                                              ---------------------------------




Warrant Assignment - Page 1